===============================================================================

                                 SCHEDULE 14A
                                (Rule 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 OURPET'S COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

===============================================================================

                                OURPET'S COMPANY


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 August 3, 2002



To the Shareholders of OurPet's Company:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of OurPet's Company (the "Company") will be held on Saturday, August 3, 2002, at 10:00am EDT, at the Company offices located at 1300 East Street, Fairport Harbor, Ohio 44077, for the purpose of considering and acting upon the following matters:

     (1) Election of four members (4) of the Company's Board of Directors to serve until the Company's next annual meeting and until such Directors' successors are elected and shall have qualified;

     (2) Ratification of the appointment of S.R. Snodgrass, A.C. as the Company's independent auditors for the fiscal year ending December 31, 2002;

     (3) Transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of Common Stock of record at the close of business on June 26, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

     Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid envelope.

                                             By Order of the BOARD OF DIRECTORS,

                                             /s/ Konstantine S. Tsengas
                                             --------------------------

                                             Konstantine S. Tsengas
                                             Secretary

Fairport Harbor, Ohio
July 1, 2002

                                OurPet's Company
                                1300 East Street
                           Fairport Harbor, Ohio 44077

                                 Proxy Statement

                                     General

     The Board of Directors of OurPet's Company ("the Company") hereby solicits your proxy for use at the Annual Meeting of Shareholders to be held on Saturday, August 3, 2002 ("the Annual Meeting"), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of Common Stock of the Company, no par value, held in their name. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, internet and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. This Proxy Statement and accompanying Proxy will be mailed on or about July 1, 2002 to all shareholders entitled to vote at the Annual Meeting.

                      Voting Rights and Outstanding Shares

     Shareholders of record at the close of business on June 26, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 11,048,797 shares of Common Stock, no par value. A quorum for the Annual Meeting consists the presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. Each holder of record of shares of Common Stock on the Record Date is entitled to one vote per share on each matter to be considered at the Annual Meeting. An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for election of directors and for approval of all other matters being submitted to shareholders for their consideration. Abstentions and broker "non-votes" are not counted for purposes of the election of directors and approval of all other matters being submitted to shareholders. Cumulative voting is not allowed in the election of directors of the Company.

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

     .    FOR the election of the nominees for the directors set forth herein;
     .    FOR the ratification of the appointment of auditors.

     In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with his best judgment with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary of the Company prior to the Annual Meeting or by giving a later dated proxy.

            Market for Common Equity and Related Stockholder Matters.

     The Company's Common Stock has been quoted on the Nasdaq Over-The-Counter Bulletin Board Market under the symbol "OPCO" since December 13, 2001. The following table sets forth, for each of the quarters indicated, the high and low bid quotations per share of Common Stock in the over-the-counter market (source, the Nasdaq Stock Chart). The bid quotations in the over the counter market represent prices between securities dealers, do not include retail markups, markdowns or commissions and may not represent actual transactions.

            Quarter Ended                High                   Low
            -------------                ----                   ---
          December 31, 2001             $1.00                  $1.00

     As of June 26, 2002, the Company had approximately 197 holders of record of Common Stock.

     Each share of Common Stock has an equal right to receive dividends when and if the Board of Directors decides to declare a dividend after payment of any accrued dividends on Preferred Stock. The Company has never paid any cash dividends nor does it intend, in the foreseeable future, to make any cash distributions to its Common Stockholders as dividends. The Company can not currently distribute cash dividends with out violating its loan agreement with its bank.

     There are no conversion rights or redemption or sinking fun provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

                      Equity Compensation Plan Information.

                               Number of Securities
                                 to be Issued Upon          Weighted Average
                                   Exercise of                 Exercise              Number of Securities
                               Outstanding Options,       Price of Outstanding       Remaining Available
      Plan Category            Warrants and Rights    Options, Warrants and Rights   for Future Issuance
      -------------            -------------------    ----------------------------   -------------------
Equity compensation plans
approved by
security holders                     678,750                     $0.890                    171,250

Equity compensation plans
not approved by
security holders                       6,000                     $1.000

Total                                684,750                     $0.891

         Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth, as of June 26, 2002, certain information as to the stock ownership and voting power of all persons (or group of persons) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, each director of the Company, each of the executive officers and all directors and executive officers as a group.

                                                                                 Number of
                                                                                   Shares        Percentage
                                                                                Beneficially     of Voting
                             Name of Beneficial Owner(1)                          Owned(2)        Power(3)
                             ---------------------------                          --------        --------
Joseph T. Aveni(4). ..........................................................      452,211           3.8
Dr. James W. McCourt(5) ......................................................    1,420,019          11.7
Andrew H. Tasker .............................................................            -             *
Dr. Steven and Evangelia S. Tsengas(6) .......................................    4,462,847          35.7
  7768 Litchfield Drive
  Mentor, OH 44060
Glenn R. Godley(7) ...........................................................       33,333             *
John G. Murchie(8) ...........................................................       17,666             *
Konstantine S. Tsengas(9) ....................................................    1,152,747           9.7
All directors and officers as a Group (7 persons)(10) ........................    7,538,823          57.6
Nicholas S. Tsengas(11) ......................................................    1,130,157           9.5
  9932 Brookhill Circle
  Twinsburg, OH 44087

----------------
     *    Less than one percent
     (1) Unless otherwise indicated and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such stockholder. Unless otherwise indicated, the address of each stockholder is c/o OurPet's Company, 1300 East Street, Fairport Harbor, OH 44077.
     (2) The number of shares beneficially owned by each person named in the table includes shares held by each individual of (i) the Company's Common Stock; (ii) the Company's Preferred Stock, as if converted into Common Stock; (iii) Common Stock subject to stock options issued under the 1999 Stock Option Plan that are now exercisable or exercisable within 60 days of June 26, 2002; and (iv) Common Stock subject to warrants that are presently exercisable or exercisable within 60 days of June 26, 2002.
     (3) Applicable percentage of voting power is based on the 11,833,797 shares of Common Stock outstanding as of June 26, 2002. That number is comprised of 11,048,797 outstanding shares of Common Stock and 785,000 shares of Common Stock issuable upon conversion of 78,500 outstanding shares of Preferred Stock. Shares of Common Stock subject to warrants and options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such warrants and options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.
     (4) Includes 283,805 shares of Common Stock held and currently exercisable warrants to purchase 168,406 shares of Common Stock.
     (5) Includes securities issued to Dr. McCourt, and to Beachcraft Limited Partnership, in which Dr. McCourt serves as Trustee for its general partner, and to DKKS, LP in which Dr. McCourt is the general partner. Securities issued directly to Dr. McCourt include 448,180 shares of Common Stock and currently exercisable warrants to purchase 7,068 shares of Common Stock; Beachcraft Limited Partnership holds 271,381 shares of Common Stock, 180,000 shares of Common Stock issuable upon conversion of 18,000 outstanding shares of Preferred Stock and currently exercisable warrants to purchase 152,047 shares of Common Stock; and DKKS, LP holds 40,000 shares of Common Stock, 200,000 shares of Common Stock issuable upon conversion of 20,000 outstanding shares of Preferred Stock and currently exercisable warrants to purchase 121,343 shares of Common Stock. Excludes 9,212 shares of Common Stock held and currently exercisable warrants to purchase 2,472 shares of Common Stock issued to Dr. McCourt's daughters and son; Dr. McCourt disclaims beneficial ownership of such shares and warrants.
(6) Includes 3,074,558 shares of Common Stock held, currently exercisable stock options to purchase 66,666 shares of Common Stock and currently exercisable warrants to purchase 325,511 shares of Common Stock issued to Dr. Tsengas and also currently exercisable warrants to purchase 105,906 shares of Common Stock issued to Senk Properties in which Dr. Tsengas is a partner. The number of warrants to Senk Properties attributed to Dr. Tsengas is based upon his ownership percentage of 52%. Excludes option to purchase 133,334 shares of Common Stock which is not exercisable within 60 days. Includes 728,292 shares of Common Stock held and currently exercisable warrants to purchase 137,474 shares of Common Stock issued to Dr. Tsengas's wife and also currently exercisable warrants to purchase 24,440 shares of Common Stock issued to Senk Properties in which Dr. Tsengas's wife is a partner. The number of warrants to Senk Properties attributed to Dr. Tsengas's wife is based upon her ownership percentage of 12%. Excludes 2,129,033 shares of Common Stock held, currently exercisable stock option to purchase 50,000 shares of Common Stock and currently exercisable warrants to purchase 30,551 shares of Common Stock issued to Dr. Tsengas's sons and also currently exercisable warrants to purchase 73,320 shares of Common Stock issued to Senk Properties in which Dr. Tsengas's sons are partners. The number of warrants to Senk Properties attributable to Dr. Tsengas's sons is based upon their ownership percentage of 36%. Dr. Tsengas disclaims beneficial ownership of such shares and warrants.
(7) Includes currently exercisable stock option to purchase 33,333 shares of Common Stock. Excludes options to purchase 166,667 shares of Common Stock, which are not exercisable within 60 days.
(8) Includes 1,000 shares of Common Stock held and currently exercisable stock option to purchase 16,666 shares of Common Stock. Excludes options to purchase 83,334 shares of Common Stock, which are not exercisable within 60 days.
(9) Includes 1,008,403 shares of Common Stock held, currently exercisable stock option to purchase 50,000 shares of Common Stock and currently exercisable warrants to purchase 5,092 shares of Common Stock issued to Mr. Tsengas and also currently exercisable warrants to purchase 36,660 shares of Common Stock issued to Senk Properties in which Mr. Tsengas is a partner. The number of warrants issued to Senk Properties attributed to Mr. Tsengas is based upon his ownership percentage of 18%. Excludes option to purchase 100,000 shares of Common Stock, which is not exercisable within 60 days. Includes 42,409 shares of Common Stock held and currently exercisable warrants to purchase 10,183 shares of Common Stock issued to Mr. Tsengas's daughter and son. Mr. Tsengas is the son of Dr. Tsengas.
(10) Includes 5,898,028 shares of Common Stock held, 380,000 shares of Common Stock issuable upon conversion of 38,000 outstanding shares of Preferred Stock, currently exercisable stock options to purchase 166,665 shares of Common Stock and currently exercisable warrants to purchase 1,094,130 shares of Common Stock. Excludes options to purchase 483,335 shares of Common Stock, which are not exercisable within 60 days.
(11) Includes 1,008,403 shares of Common Stock held and currently exercisable warrants to purchase 5,092 shares of Common Stock issued to Mr. Tsengas and also currently exercisable warrants to purchase 36,660 shares of Common Stock issued to Senk Properties in which Mr. Tsengas is a partner. The number of warrants issued to Senk Properties attributed to Mr. Tsengas is based upon his ownership percentage of 18%. Includes 69,818 shares of Common Stock held and currently exercisable warrants to purchase 10,184 shares of Common Stock issued to Mr. Tsengas's daughters. Mr. Tsengas in the son of Dr. Tsengas.

                        Proposal 1: Election of Directors

         Unless marked otherwise, proxies received will be voted FOR the election of each of the four nominees named below. Each of the current directors has been nominated for election to the Board of Directors. Mr. Tasker is a new candidate for election by stockholders at this Annual Meeting. This will result in one vacancy on the Board of Directors. Under the terms of the Company's Certificate of Incorporation, any vacancy on the Board of Directors may be filled by a majority vote of the directors then in office. If any of the four nominees is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holder or by the present Board of Directors to fill such vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next Annual Meeting of shareholders following the 2002 Annual Meeting or until their successors, if any, are elected or appointed. The Board of Directors recommends a vote "FOR" the election of each of the nominees listed below.

Joseph T. Aveni                           Mr. Aveni was elected to the Company's
70 years old                              Board of Directors in November 1998.
Director since 1998                       Mr. Aveni has been the Chairman and
Chief Executive Officer of Realty One     Chief Executive Officer of Realty One
                                          since 1990 and serves on the Board of
                                          Directors of the Cleveland Ballet and
                                          the Greater Cleveland Growth
                                          Association. He has served as
                                          President of Property Management
                                          Division of FIABCI and of National
                                          Institute of Real Estate Management,
                                          as a member of the Board of Directors
                                          of the National Association of
                                          Realtors, as Chairman of the Genesis
                                          Relocation Services and as a member of
                                          the Leadership Cleveland Class of `92.
                                          He has received the Distinguished
                                          Service Award and Realtor of the Year
                                          Award from the Association of Realtors
                                          and the Franklin Delano Roosevelt
                                          Award for Excellence from the March of
                                          Dimes.

Dr. James W. McCourt                      Dr. McCourt was elected to the
61 years old                              Company's Board of Directors in
Director since 1999                       December 1999.  Dr. McCourt retired in
Retired                                   1998 from his dentistry practice in
                                          Harlingen, Texas which he operated
                                          from 1995 to 1998 and has not
                                          participated in any business activity
                                          since his retirement. As an associate
                                          professor, he has held positions at
                                          colleges and universities and has also
                                          served as a consultant and on the
                                          surgical staff of many
                                          hospitals.

Andrew H. Tasker                             Mr. Tasker has been a Principal,
47 years old                                 Director, and Co-Founder of Capital
New Director                                 Resources Company, LLC, a private
Principal of Capital                         commercial finance, merchant and
Resources Company, LLC                       investment banking firm since it
                                             was formed in 2002. From 2001 to
                                             2002 Mr. Tasker was self employed
                                             providing consulting and investment
                                             banking services to a variety of
                                             businesses.  From 1999 to 2001 he
                                             was Senior Vice President of
                                             Strategic Programs and a Founder of
                                             globalaxxess.com, Inc., an internet
                                             back-office business services firm.
                                             From 1994 to 1999 he was a
                                             Principal and Co-Founder of
                                             FMI/Prime Solutions Capital
                                             Corporation, Inc., a management
                                             consulting and investment banking
                                             firm.  Mr. Tasker received his BS
                                             in economics and finance from Kent
                                             State University.

Dr. Steven Tsengas                           Dr. Tsengas has served on the
65 years old                                 Company's Board of Directors since
Director since 1985                          the merger with Manticus, Inc. in
Chairman of the Board, President and Chief   1998 and also was a director of the
Executive Officer of the Company             predecessor company since it was
                                             incorporated in 1985. Dr. Tsengas
                                             has also been Chairman, President
                                             and Chief Executive Officer of the
                                             Company for the same period of
                                             time. Dr. Tsengas received his BS
                                             in Industrial Engineering from the
                                             State of New York University at
                                             Buffalo, his MS in Business from
                                             the University of Rochester,
                                             W. Simon Graduate School of
                                             Management, and his Ph.D. degree in
                                             Natural Health from Clayton
                                             College of Natural Health. He holds
                                             numerous patents, has taught and
                                             lectured at various colleges and
                                             was elected to the National
                                             Inventors Hall of Fame. He is
                                             active in numerous professional,
                                             community and technical
                                             associations, including the Ohio
                                             Venture Association, American
                                             Naturopathic Medical Association,
                                             the Coalition for Natural Health,
                                             the Lake County Development Council
                                             and the Lake County Workforce
                                             Development Council.

Board Committee

         The Board of Directors has established a Compensation Committee, which makes recommendations to the Board with respect to general compensation and benefit levels for employees, determines the compensation and benefits for the Company's executive officers and administers the Company's stock option plan. The current members of this Committee are Joseph T. Aveni, Dr. James W. McCourt and Dr. Steven Tsengas.

Compensation of Directors

         In 1999, 2000 and 2001, directors who were full-time employees of the Company received no cash compensation for services rendered as members of the Board of Directors or a committee thereof. Directors who were not full-time employees of the Company received reimbursement of out-of-pocket expenses for attendance at Board of Director meetings. Non-Employee directors received compensation in the form of 7,000 warrants each to Joseph T. Aveni and Dr. James
W. McCourt for their services as directors in 2001.

Board Meetings

         All directors were present for at least 75% of all meetings of the Board of Directors and the meetings of the committee of which each was a member.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         Other than the Company's standard form of non-competition and confidentiality agreement, the Company does not presently have any employment contracts in effect with the Executive Officers of the Company, including any compensatory plans or arrangements resulting from the resignation, retirement or other terminations of the Executive Officers.

                             Executive Compensation.

Executive Officers of the Company

Dr. Steven Tsengas                          Dr. Tsengas has been Chairman, President and
65 years old                                Chief Executive Officer of the Company since
Chairman of the Board, President and        the merger with Manticus, Inc. in 1998 and
Chief Executive Officer of the Company      also held the same positions with the
                                            predecessor company since 1985. His son also
                                            serves as Vice President of Operations and
                                            Secretary.

Konstantine S. Tsengas                      Mr. Tsengas has been Vice President of
38 years old                                Operations and Secretary of the Company since
Vice President of Operations                the merger in 1998 and served in the same
and Secretary                               capacities with the predecessor company since
                                            1995. Mr. Tsengas received his BS in
                                            Industrial Engineering from the University of
                                            Toledo and has completed graduate level
                                            courses in marketing and organizational
                                            behavior at Cleveland State University. His
                                            father also serves as Chairman, President and
                                            Chief Executive Officer.

Glenn R. Godley                             Mr. Godley has been Executive Vice President
38 years old                                of Marketing / Sales of the Company since May
Executive Vice President of                 of 1999. From 1991 to 1999 Mr. Godley was
Marketing / Sales                           Regional Manager of Sales and Marketing for
                                            Catalina Industries. Mr. Godley received his
                                            BS in Business Administration and Marketing
                                            from Cleveland State University.

John G. Murchie                             Mr. Murchie has been Treasurer and Controller
64 years old                                of the Company since January of 2000. From
Treasurer and Controller                    1995 through 1999, Mr. Murchie served as
                                            Acting Chief Financial Officer, Controller and
                                            Chief Administrative Officer of Conversion
                                            Technologies International, Inc. and one of
                                            its subsidiaries. Mr. Murchie received his BS
                                            in Business Administration from Miami
                                            University of Ohio.

Summary Compensation Table

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the years ended December 31, 2001, 2000 and 1999 to its Executive Officers.

                                           Annual Compensation               Long Term Compensation
                                           -------------------               ----------------------
                                                                           Awards              Payouts
                                                                           ------              -------
                                                                         Securities                    All
                                                          Other Annual   Underlying     LTIP          Other
                                        Salary    Bonus   Compensation    Options/    Payouts     Compensation
  Name and Principal Position   Year      ($)      ($)        ($)         SARS (#)      ($)            ($)
                     --------   ----      ---      ---        ---         --------      ---            ---
Dr. Steven Tsengas              2001    84,000      -       2,057(3)           -         -              -
Chairman, President             2000    80,000      -           -              -         -              -
& Chief Executive Officer       1999    74,375      -           -        200,000(4)      -              -

Konstantine S. Tsengas          2001    65,100      -       1,594(3)           -         -              -
Vice President of               2000    62,000      -           -              -         -              -
Operations & Secretary          1999    59,500      -           -        150,000(4)      -              -

Glenn R. Godley (1)             2001    65,100      -       1,594(3)      50,000(4)      -              -
Exec. Vice President of         2000    62,000      -           -         50,000(4)      -              -
Marketing/Sales                 1999    32,506      -           -        100,000(4)      -              -

John G. Murchie (2)             2001    60,900      -       1,491(3)      50,000(4)      -              -
Treasurer and                   2000    54,059      -           -         50,000(4)      -              -
Controller                      1999         -      -           -              -         -              -

(1)  Mr. Godley became an executive officer of the Company in May of 1999.

(2)  Mr. Murchie became an executive officer of the Company in January of 2000.

(3) The other annual compensation amounts shown in the table reflect the Executive Officer's share of the 10 percent profit sharing plan for 2001 based upon the Company's net income before taxes.

(4) Represents options granted in December 1999, January 2000, December 2000 and August 2001 pursuant to the Company's 1999 Stock Option Plan which vest one-third on each of the second, third and fourth anniversaries of the date of grant, expire on the fifth anniversary of the date of grant and have an exercise price of $0.825 per share for Dr. Tsengas, $0.75 per share for Mr. Tsengas, $0.75 per share for the 1999 award and $1.25 per share for the 2000 and 2001 awards for Mr. Godley and $1.00 per share for the 2000 award and $1.25 per share for the 2001 award for Mr. Murchie.

Option Plan

     The Company maintains the 1999 Stock Option Plan (the "Plan") for its officers and key employees under which options may be granted at the discretion of the Board of Directors. The

Company has reserved 850,000 shares of its Common Stock for issuance upon the exercise of options granted under the Plan.

     Under the Plan, options to purchase an aggregate of 678,750 shares are outstanding as of June 26, 2002. These options vest one-third on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant. The Company grants options for the Plan at exercise prices equal to or greater than the fair market value of the Common Stock on the date of grant.

     The following table sets forth the number of individual stock option grants made to each Executive Officer during 1999, 2000 and 2001.



                                 Number of     Percent of Total
                                 Securities      Options/SARs
                                 Underlying       Granted to
                                Options/SARs     Employees in   Exercise or Base   Expiration
       Name                     Granted (#)        Year (1)       Price ($/sh)        Date
       ----                     -----------        --------       ------------        ----
Dr. Steven Tsengas(1999)          200,000            33.3%           $0.825         12/04/04
Konstantine S Tsengas(1999)       150,000            25.0%           $ 0.75         12/04/04
Glenn R. Godley(1999)             100,000            16.7%           $ 0.75         12/04/04
Glenn R. Godley(2000)              50,000            42.6%           $ 1.25         12/20/05
Glenn R. Godley(2001)              50,000            49.3%           $ 1.25         08/18/06
John G. Murchie(2000)              50,000            42.6%           $ 1.00         01/26/05
John G. Murchie(2001)              50,000            49.3%           $ 1.25         08/18/06

(1) The Company granted options to purchase an aggregate of 600,000 shares of Common Stock during 1999, all of which were granted on December 4, 1999, an aggregate of 117,500 shares of Common Stock during 2000 and an aggregate of 101,500 shares of Common Stock during 2001, all of which were granted on August 18, 2001.

     The following table sets forth information (on an aggregate basis) concerning exercises of stock options during 1999, 2000 and 2001 by each of the Executive Officers and the final December 31, 2001 value of unexercised options.

                                                   Number of Securities Underlying      Value of Unexercised "In-the-
                                                     unexercised Options/SARs at           Money" Options/SARs at
                                                             12/31/01 (#)                     12/31/01 ($) (1)
                                                             ------------                     ----------------
                            Shares
                           Acquired
                              or        Value
                           Exercise    Realized
          Name                (#)         ($)      Exercisable    Unexerciseable       Exercisable    Unexerciseable
          ----                ---         ---      -----------    --------------       -----------    --------------
Dr. Steven Tsengas             -           -          66,666          133,334            $11,667          $23,333
Konstantine S. Tsengas         -           -          50,000          100,000            $12,500          $25,000
Glenn R. Godley                -           -          33,333          166,667            $ 8,333          $16,667
John G. Murchie                -           -               -          100,000                  -                -

(1) Calculated based upon the difference between the exercise price and the closing price of a share of Common Stock on the over-the-counter market of $1.00 a share on December 31, 2001.

                 Certain Relationships and Related Transactions

     In September 1996, a predecessor of the Company entered into a sales commission agreement with Anthony O'Rourke, owner of Macke International Trade, Inc., and a former member of the Board of Directors. The agreement provides for the payment of a 4% commission on net sales to a certain customer for which commission of $29,200 was earned in 1999, $58,493 was earned in 2000 and $4,860 was earned in 2001. Mr. O'Rourke, through Macke International Trade, Inc. also provided sales consulting services for which $1,000 was expensed in 1999. The Company issued 67,224 shares of Common Stock to Mr. O'Rourke in 1999 as payment for sales consulting services. Such shares were valued at $50,418.

     The Company leases production, warehouse and office facilities from a related entity, Senk Properties, a general partnership comprised of Dr. Steven Tsengas, Konstantine S. Tsengas, Evangelia S. Tsengas and Nicholas S. Tsengas. At December 31, 2001, the current monthly rental was $11,553 plus real estate taxes with annual increases each June in the monthly rental based upon the change in the indicated consumer price index in the preceding year. The initial lease term was for five years ending on May 31, 1998. It has been extended for an additional five-year term, with the possibility of four additional extensions of five years each. Lease expense was $83,901 for 2000, net of amounts received from a sublease for six months and $145,311 for 2001.

     In March 1998, Dr. Steven Tsengas converted $50,000 in debt and $2,800 in accrued interest into 22 shares of Napro stock as part of a Napro private offering. These shares were subsequently exchanged for 123,411 shares of Common Stock when Napro merged with Manticus in August 1998.

     Also in March 1998, Napro borrowed $100,000 from DKKS, LP; a firm for which Dr. James W. McCourt (who became a member of the Board of Directors in December
1999) is the general partner and $50,000 from Dr. Steven Tsengas. Both loans were for equipment purchases. In connection with these loans, 100,000 warrants were issued for the purchase of Common Stock at $0.75 a share to DKKS, LP and warrants to purchase 50,000shares at the same price to Dr. Tsengas. These warrants were exchanged for Company warrants after Napro's merger into Manticus and expire on October 30, 2003. In March 2000, DKKS, LP exercised their 100,000 warrants for the purchase of Common Stock, which it transferred into the name of Beachraft, L.P., another entity controlled by Dr. McCourt. In accordance with the anti-dilution provisions the number of warrants issued to Dr. Tsengas has been adjusted to 50,951 and the exercise price adjusted to $0.736 as a result of dividends on Preferred Stock being paid in Common Stock.

     In connection with the 1998 Private Placement of Common Stock and warrants for the purchase of Common Stock which expire on October 30, 2003 (i) DKKS, LP converted $87,500 in debt and $1,809 in accrued interest into 119,078 shares of Common stock, 119,078 warrants exercisable at $1.50 a share, subsequently adjusted to 121,343 warrants exercisable at $1.472 a share in accordance with the warrant anti-dilution provisions, and 50,000 warrants exercisable at $0.75 a share, which were exercised in March 2000 for the cash purchase of 50,000 shares of Common Stock; (ii) Dr. Tsengas converted $43,750 in debt and $905 in accrued interest into 59,540 shares of Common Stock, 59,540 warrants exercisable at $1.50 a share and 25,000 warrants exercisable at $0.75 a share, subsequently adjusted to 60,673 warrants exercisable at $1.472 a share and 25,475 warrants exercisable at $0.736 a share in accordance with the warrant anti-dilution provisions; and (iii) Joseph T. Aveni, a director, purchased for $100,000 in cash 133,334 shares of Common Stock and 133,334 warrants exercisable at $1.50 a share, subsequently adjusted to 135,870 warrants exercisable at $1.472 a share in accordance with the warrant anti-dilution provisions.

     On February 1, 1999 and September 1, 1999, the Company borrowed $100,000 and $200,000 for working capital purposes from Mr. Aveni. The initial loan for $100,000 was exchanged for 100,000 shares of Common Stock in March 2000. The second loan is due on August 31, 2002 and has an annual interest rate of 10%. In addition, Mr. Aveni received 50,000 warrants for the purchase of Common Stock at $0.75 per share which expire on July 31, 2001 and 100,000 warrants for the purchase of Common Stock at $1.00 per share which expire on August 31, 2001. The 100,000 warrants were exercised in March 2000 upon the conversion of the initial loan described above. The 50,000 warrants were subsequently adjusted to 50,471 warrants exercisable at $0.743 a share in accordance with the warrant anti-dilution provisions and were exercised in July 2001 for cancellation of accrued interest due Mr. Aveni as consideration.

     On March 1, 1999, the Company borrowed $60,000 from three of its stockholders, James Palmer, Bruce Matilo, and Joseph and Rose Ulrich, for working capital at an annual interest rate of 10%. The loan and accrued interest were paid on September 1, 1999 with $25,000 in principal being paid in cash to Palmer and $35,000 in principal being exchanged for Convertible Preferred Stock to Matilo ($10,000) and the Ulrich's ($25,000) as part of the Company's 1999 Private Placement. Also, in connection with the Company's 1999 Private Placement of Convertible Preferred Stock, DKKS, LP purchased 20,000 shares for $200,000 in cash and Greg W. Johnson purchased 7,000 shares for $70,000 in cash.

     In December 1999, the Company issued an aggregate total of 500,000 warrants for the purchase of Common Stock at $1.00 per share, subsequently adjusted to 509,165 warrants exercisable at $0.982 a share in accordance with the warrant anti-dilution provisions, which expire on December 14, 2004 to Senk Properties and to Dr. Steven Tsengas, Konstantine S. Tsengas, Evangelia S. Tsengas, Nicholas S. Tsengas and the grandchildren of Dr. Tsengas. Senk Properties, a partnership comprised of Dr. Steven Tsengas and his wife, Evangelia Tsengas, and his two sons, Konstantine Tsengas and Nicholas Tsengas, canceled $158,060 owed to the partnership by the Company for accrued rent due under their lease agreement with the Company and received 203,666 of the 509,165 warrants, from the Company as consideration. Also in December 1999, Dr. Tsengas and his wife forgave $232,607 owed to them by the Company and in consideration received 305,499 of the 509,165 warrants which they distributed between themselves, and their children and grandchildren as designees. These transactions resulted in additional Paid-In Capital to the company of $390,667.

     On December 4, 1999, the Board of Directors approved the 1999 Stock Option Plan (the "Plan") subject to shareholder approval, which approval was obtained on August 5, 2000. This Plan replaced the prior plan and provided that the options previously granted to officers and key employees would be exchanged for options under the Plan in an equal amount and identical exercise price. Dr. Tsengas, Mr. Tsengas and Mr. Godley were granted options to purchase 200,000, 150,000 and 100,000 shares, respectively, of Common Stock at an exercise price of $0.825 for Dr. Tsengas and $0.75 for Messrs. Tsengas and Godley. Pursuant to the terms of the Company's stock option plan, the exercise price for Dr. Tsengas is 10% higher than the other's due to his stock ownership exceeding 10% of the outstanding shares. On January 26, 2000, Mr. Murchie was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $1.00. On December 20, 2000, Mr. Godley was granted an additional option to purchase 50,000 shares of Common Stock at an exercise price of $1.25. On August 18, 2001, Mr. Godley and Mr. Murchie were each granted additional options to purchase 50,000 shares of Common Stock at an exercise price of $1.25. One-third of such options vest on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant.

     On July 21, 2000, the Company borrowed $50,000 from Dr. Steven Tsengas, on August 1, 20020, it borrowed $25,000 from Joseph T. Aveni, and on August 2, 2000, it borrowed $150,000 from Beachcraft Limited Partnership, a firm for which Dr. James W. McCourt serves as Trustee for its general partner for working capital purposes. The notes have an annual interest rate of 10% and are due on July 31, 2002 for Dr. Tsengas and Mr. Aveni, and on August 1, 2002 for Beachcraft, L.P. due to three six-month extensions obtained. In connection with these loans, the Company issued 50,000 warrants for the purchase of Common Stock at $1.25 a share, subsequently adjusted to 50,938 warrants exercisable at $1.227 a share in accordance with the warrant anti-dilution provisions, to Dr. Tsengas, warrants to purchase 25,000 shares at the same price, subsequently adjusted to 25,468 warrants exercisable at $1.227 a share in accordance with the warrant anti-dilution provisions, to Mr. Aveni and warrants to purchase 150,000 shares at the same price, subsequently adjusted to 38,202 warrants exercisable at $1.227 a share, 75,727 warrants exercisable at $1.238 a share and 37,500 warrants exercisable at $1.25 a share in accordance with the warrant anti-dilution provisions, to Beachcraft Limited Partnership. The 150,000 warrants issued to Beachcraft, L.P. includes 37,500 warrants issued in each of February 2001, August 2001 and February 2002 for the six-month extensions on repayment of its loan. These warrants all expire on July 31, 2003.

     On October 20, 2000, the Company borrowed an additional $40,000 from Dr. Tsengas for working capital purposes. This note was due on demand and had an annual interest rate of 10%. The Company repaid Dr. Tsengas $5,000 on this note on October 25, 2000, $5,000 on November 17, 2000, $10,000 on December 21, 2000,
$10,000 on December 29, 2000, $5,000 on July 27, 2001 and $5,000 on October 26,
2001.

     The Company believes the terms it received from the loans described above are at least as favorable as terms it could have obtained from unaffiliated third parties.

          Proposal 2:  Ratification of Selection of Independent Auditors

     The Board of Directors has selected S.R. Snodgrass, A.C. as the company's independent auditors for the year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. S.R. Snodgrass, A.C. has audited the Company's financial statements since 1998. Representatives of S.R. Snodgrass, A.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of S.R. Snodgrass, A.C. as the Company's independent auditors is not required by the Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection of S.R. Snodgrass, A.C. as independent auditors, the Board of Directors will consider whether to retain that firm for the year ending December 31, 2002. The affirmative vote of the holders of a majority of the Common Stock represented at the Annual Meeting is required for approval of this proposal. The Board of Directors recommends a vote "FOR" ratification of the appointment of S.R. Snodgrass, A.C. as independent auditors for the Company for the current year.

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by S.R. Snodgrass, A.C. for fiscal year 2001.

     Audit Fees (1)                                                      $25,000
     Financial Information Systems Design and
     Implementation Fees                                                       0
     All Other Fees (2)                                                    6,160
                                                                         ------
          Total                                                          $31,160
                                                                         =======

(1) Audit services of S.R. Snodgrass, A.C. for 2001 consisted of the examination of the consolidated financial statements of the Company at December 31, 2001.

(2) "All Other Fees" includes $5,100 for services related to filings made with the Securities and Exchange Commission and $1,060 for the other services, including, among other items, tax services. The Board of Directors has determined that the provision of these services is compatible with maintaining the independence of S.R. Snodgrass, A.C.

                                  Other Matters

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of the Common Stock or the Convertible Preferred Stock, to file with the Securities and Exchange Commission (the "SEC") an initial report of ownership of the Company's stock on Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. As a matter of practice, the Company's administrative staff may assist in preparing and filing these reports. Based solely upon a review of the copies of forms furnished to the Company, and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2001, all filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with except that the Form 3's, initial statement of beneficial ownership of securities for all of the reporting persons, were filed on April 19 and 20, 2001 which were required to be filed on January 12, 2001.

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the person named on the Proxy will vote on such matters in accordance with his best judgment.

                              Financial Statements

     The condensed consolidated statements of operations for the years ended December 31, 2001 and December 31, 2000 and for the quarters ended March 31, 2002 and March 31, 2001 and the condensed consolidated balance sheets as of December 31, 2001, December 31, 2000 and March 31, 2002 are part of the President's Letter included with this Proxy Statement. The Company will furnish, without charge, a copy of its audited financial statements for its fiscal year ended December 31, 2001 and/or a copy of its unaudited financial statements for the quarter ended March 31, 2002 to its shareholders upon written request. Requests should be sent to: OurPet's Company, 1300 East Street, Fairport Harbor, Ohio 44077, Attn: Secretary. This information can also be obtained on the Internet at www.sec.gov/cgi-bin/srch-edgar?OURPETS +CO.

                                         By Order of the Board of Directors,

                                         /s/ Konstantine S. Tsengas
                                         --------------------------

                                         Konstantine S. Tsengas
                                         Secretary

Fairport Harbor, Ohio
July 1, 2002

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

                                OURPET'S COMPANY

Konstantine S. Tsengas is hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of OurPet's Company to be held on Saturday, August 3, 2002 at the OurPet's Company offices located at 1300 East Street, Fairport Harbor, Ohio 44077 at 10:00 am EDT, and any adjournment or postponement thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

Number of Shares: _________         (X) Please mark votes as in this example.

       Name and Address
       of Shareholder:

This Proxy will be voted as you direct below. In the absence of such direction, it will be voted FOR all of the Directors and FOR each of the Proposals below.

1.     SELECTION OF DIRECTORS                   For      Against  Abstain
                                                ---      -------  -------
       Nominees:  Joseph T. Aveni              (  )       (  )      (  )
                  Dr. James W. McCourt (  ) For all nominees except
                  Andrew H. Tasker            as noted __________________
                  Dr. Steven Tsengas

2.     Proposal to ratify the Appointment of S.R. Snodgrass, A.C. as the
       Independent Auditors for Fiscal Year 2002. (  )       (  )      (  )

3.     In their discretion, upon such other matters as properly may come before
       the meeting.                            (  )       (  )      (  )

(  ) Mark here for address change and note above.

(  ) Mark here if planing on attending the Annual Meeting in person.

Note: Please sign exactly as name appears. Joint owners should each sign. Executor, Administrator, or Guardian, please sign full title as such. If signer is a corporation, please sign with the full corporation name by duly authorized officer or officers.

Signature:  ________________________________________  Date:  ___________________

Signature:  ________________________________________  Date:  ___________________